Exhibit (c) (v)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

Grindrod Shipping Holdings

Situation Update

June 2022 / Confidential

Jefferies

Situation Update

On June 1, Jefferies received a non-binding indication of interest from [**]

The parameters of [**] proposal outline a NAV-to-NAV transaction construct funded partly in cash, similar to the offers received to-date from [**]

Within these materials, Jefferies has assembled a side-by-side comparison of the competing proposals, as well as supporting analysis of both prospective counterparties

Concurrently, after consultation with Grindrod and [**], Jefferies and [**] ([**] financial advisor) separately reached out to two (2) independent London-based shipbrokers to commence fleet valuations in support of a refined merger proposal from [**]

– Simpson Spence Young ("SSY"): under NDA and evaluating the project

– Braemar: awaiting comments on NDA

Proposal Comparison – [**] / [**]

Proposing Party (Date of Proposal)	[**] (LOI – May 19, 2022)	[**] (Proposal Letter – June 1, 2022)
Transaction	Acquire 100% of outstanding Grindrod shares	Acquire 100% of outstanding Grindrod shares
Offer Structure	Share-for-share merger based on NAV-to-NAV valuation construct Cash Option: Provide cash consideration equal to 30% of the shares at each shareholder's option, with a cap of $100 million of total cash consideration [**] is willing to commence the process to obtain a secondary listing on the Johannesburg Stock Exchange	Share-for-share merger based on NAV-to-NAV valuation construct [**] offer contemplates a cash dividend to Grindrod shareholders prior to transaction closing (treated as cash consideration for the acquisition) [**] is willing to commence the process to obtain a secondary listing on the Johannesburg Stock Exchange
Offer Price	Proposal assumes an exchange ratio of [**] (originally [**] but revised after share count confirmation) or implied price of $31.57 per Grindrod share based on the closing price of [**] shares as of June 1, 2022 of $[**] Exchange ratio implies Grindrod shareholder would own ~33.8% of the pro forma company [**]	Proposal assumes an exchange ratio of [**], or implied price of $25.15 per Grindrod share based on the closing price of [**] shares as of June 1, 2022 of $[**], plus a pre-transaction dividend of $5.58 per share from Grindrod balance sheet cash, for a total consideration of $30.73 per share
Offer Basis and Adjustment	Offer is based on NAV-to-NAV valuation construct utilizing balance sheet items as of March 31, 2022 Proposed "NAV Adjustment Procedure" pursuant to which the NAV of each party (and subsequently the exchange ratio) may be adjusted based on: broker valuations (including scrubbers), inventory, net working capital levels, cash and restricted cash, and any paid/declared dividends	Offer is based on NAV-to-NAV valuation construct utilizing balance sheet items as of March 31, 2022, with the following adjustments: – Sale of the Matuku – Cash dividend paid to Grindrod shareholders prior to closing the merger of $105.7mm ($5.58 per share), resulting in remaining Grindrod cash at signing of the Merger Agreement of $12mm (or $0.5mm per vessel)
Exclusivity Period	30 days upon receipt of countersigned LOI	Not specified
Board Representation	None	None
Transaction Approach	Upon agreement on principal economic and structural terms – Enter into a period of exclusive due diligence to validate the proposed transaction from a commercial standpoint ("Diligence Period") – Then, parties work with counsel and advisors to negotiate the Definitive Agreement and all documents ancillary ("Definitive Documentation") with respect to the proposed transaction and execution of the Definitive Documentation, subject to certain approvals (the "Documentation Period")	Negotiation of definitive documentation, including voting agreements to vote in favor of the Transaction from, among others, the affiliates of [**] that are shareholders of [**] and the affiliates of Taylor Maritime Investments Ltd. that are shareholders of Grindrod
Timeline	Complete due diligence within 3 – 4 weeks of receiving full information and access to Grindrod's senior management, and then complete Definite Documentation period within 2 – 4 weeks thereafter Possibility to overlap due diligence and documentation periods assuming due diligence progresses well	Not specified
Funding Sources	[**] share issuance Existing available cash and liquidity for the Cash Option	[**] share issuance
Diligence	Customary for a transaction of this type (incl. appraisals, insurance, tax, IT, regulatory approvals)	Customary for a transaction of this type
Appointed Advisors	Legal: [**] Financial: [**]	Legal: Not specified Financial: [**]
Breakup Fee	$15,000,000 if breach of exclusivity	Not specified
Offer Expiration	May 26, 2022	June 10, 2022

Jefferies

Key Considerations

Key Considerations

Given the nuances of shipping M&A, including gravitation toward a NAV-based valuation, other bidding factors become critical for distinguishing the "superior" offer

- Speed and certainty of execution
- Cash consideration
- Long-term value creation prospects for share-based consideration
- Potential for premium valuation
- Relative share trading liquidity

Current Snapshot of Proposals

[**] Proposal

[**] Offer [**]

[**] % delta

Jefferies View 0.454

Vessel values utilizing VesselsValue as of 05/09/22

[**] proposal refined based on preliminary due diligence and review of VDR documents

Grindrod NAV is pro forma for sale of the Matuku and acquisition of IVS Pinehurst

Implied Offer Price(1): $31.57

[**] Proposal

[**] Offer [**]

[**]% delta

Jefferies View 1.032

Vessel values utilizing VesselValue as of 05/30/22 ([**] did not provide basis for their vessel value source)

[**] proposal utilizes:

- Publicly available information with balance sheet figures as of 03/31/22
- Grindrod NAV has been adjusted to reflect pre-transaction dividend of $105.7mm and sale of the Matuku
- No adjustment for the exercise of the IVS Pinehurst and the extension of charter for Crimson Creek

Implied Offer Price(1): $30.73

(1) Calculated utilizing closing prices as of 06/01/22.

Market Statistics

Market Capitalization


($ millions)
$[**]
$[**]
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Enterprise Value


($ millions)
$[**]
$[**]
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90-Day Average Trading Volume


($000's)
$[**]
$[**]
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12-Month Average Trading Volume


($000's)
$[**]
$[**]
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Source: CapitalIQ and company filings and presentations.

Jefferies

Valuation Statistics

Net Asset Value

($ millions)



$[**]
$[**]
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P / NAV



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TEV / 2022E EBITDA

Enterprise Value	$[**] [**]	$[**] [**]
2022E EBITDA	$[**] [**]	$[**] [**]



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TEV / 2023E EBITDA

Enterprise Value	$[**][**]	$[**] [**]
2023E EBITDA	$[**][**]	$[**] [**]



[**]
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Source: VesselsValue, CapitalIQ and company filings and presentations.

Jefferies

Leverage Statistics & Fleet Composition

Loan-to-Value / Net Loan-to-Value



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Net Debt / 2022E EBITDA

Net Debt	$[**] [**]	$[**] [**]
2022E EBITDA	$[**] [**]	$[**] [**]



[**]
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Country of Build



China
South Korea
Japan
Philippines
[**] Vessels
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[**] Vessels
[**] Vessels
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[**] Vessels
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Fleet Composition



[**]
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[**] Vessels
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[**] Vessels
[**] Vessels
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[**]

Source: VesselsValue, CapitalIQ and company filings and presentations.
(1) Net Debt for [**] does not include the $[**] face value of [**].

Appendix

NAV & Market Overview

		[**]		[**]
Owned Fleet Value	[**]	[**]	[**]	[**]
Plus: Cash		[**]		[**]
Less: Debt & Leases		[**]		[**]
Plus: Working Capital		[**]		[**]
Plus: Net Other Assets		[**]		[**]
Plus: Time Charter Value		[**]		[**]
Plus: Scrubber Value[1]		[**]		[**]
Net Asset Value	[**]	[**]	[**]	[**]
Fully Diluted Shares Outstanding		[**]		[**]
NAV / Share	[**]	[**]	[**]	[**]
Fleet Composition (Capesize / Ultramax / Supramax)		[**]		[**]
Market Statistics				
Share Price (06/01/22)	[**]	[**]	[**]	[**]
% of 52-Week High		[**]		[**]
52-Week High	[**]	[**]	[**]	[**]
52-Week Low	[**]	[**]	[**]	[**]
Equity Value	[**]	[**]	[**]	[**]
Enterprise Value	[**]	[**]	[**]	[**]
Valuation Statistics				
Price-to-Net Asset Value		[**]		[**]
TEV / 2022E EBITDA		[**]		[**]
Consensus 2022E EBITDA	[**]	[**]	[**]	[**]
Leverage Ratios				
Loan-to-Value		[**]		[**]
Net Loan-to-Value		[**]		[**]

Source: VesselsValue, Capital IQ and company filings and presentations.

(1) Scrubber value calculated assuming $2.0 million per scrubber.

Dividend Overview

Dividend History(1)



Cash Dividend
Per Share ($)
$ [**]
$ [**]
$ [**]
$ [**]
$ [**]
$ [**]
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[**]
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22

Annualized Yield(2)											
[**]									[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**] Dividend Policy

[**]

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[**]

[**] Dividend Policy

[**]

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[**]

Source: Company filings.
(1) Dividend quarter refers to the quarter for which the dividend was declared, regardless of distribution date.
(2) Annualized yield is calculated as the annualized quarterly dividend per share divided by share price at the end of the respective quarter.
(3) [**] [**] dividend includes a $[**] regular dividend as a well as a $[**] special dividend per share.

Trading Overview

2-Year Price Performance


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Jun-20
Jul-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
[**]
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[**] – 2-Year Trading Summary


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Jun-20
Aug-20
Oct-20
Dec-20
Feb-21
Apr-21
Jun-21
Aug-21
Oct-21
Dec-21
Feb-22
Apr-22
Jun-22
[**]
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[**] – 2-Year Trading Summary


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Jun-20
Aug-20
Oct-20
Dec-20
Feb-21
Apr-21
Jun-21
Aug-21
Oct-21
Dec-21
Feb-22
Apr-22
Jun-22
[**]
[**]

Source: Capital IQ.

[**]

Shareholder Overview

($Millions)

Top [**] Shareholders

#	Investor	Shares Owned	Current Market Value	Est. % Owned
[**]		[**]	[**] [**]	[**]
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	Top-20 Shareholders	[**]	[**] [**]	[**]
	Other Shareholders	[**]	[**]	[**]
	Grand Total	[**]	[**] [**]	[**]

Top [**] Shareholders

#	Investor	Shares Owned	Current Market Value	Est. % Owned
[**]		[**]	[**] [**]	[**]
[**]		[**]	[**]	[**]
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	Top-20 Shareholders	[**]	[**] [**]	[**]
	Other Shareholders	[**]	[**]	[**]
	Grand Total	[**]	[**] [**]	[**]

Source: FactSet.

Capitalization Overview

[**] Capitalization

Capitalization as of March 31, 2022 $ in millions		Amount	x2022E EBITDA	Rate (1)		Annual Interest		Annual Amortization	Maturity	Collateral Vessels
[**]	$	[**]	[**]	[**]	$	[**]	$	[**]	[**]	[**]
[**] (2)		[**]	[**]	[**]		[**]		[**]	[**]	[**]
Total Debt	$	[**]	[**]		$	[**]				
Less: Cash & Cash Equivalents		[**]								
Net Debt	$	[**]	[**]		$	[**]				
Share Price (06/01/22)	$	[**]								
Fully-Diluted Shares Outstanding		[**]								
Market Capitalization	$	[**]								
Less: [**]		[**]								
Total Capitalization	$	[**]								
Market Capitalization	$	[**]								
Plus: Net Debt		[**]								
Less: [**]		[**]								
Total Enterprise Value	$	[**]								

[**] Capitalization

Capitalization as of March 31, 2022 $ in millions		Amount	x2022E EBITDA	Rate (1)		Annual Interest		Annual Amortization	Maturity	Collateral Vessels
$[**]	$	[**]	[**]	[**]	$	[**]	$	[**] (3)	[**]	[**]
Total Debt	$	[**]	[**]		$	[**]				
Less: Cash & Cash Equivalents		[**]								
Net Debt	$	[**]	[**]		$	[**]				
Share Price (06/01/22)	$	[**]								
Fully-Diluted Shares Outstanding		[**]								
Market Capitalization	$	[**]								
Total Capitalization	$	[**]								
Market Capitalization	$	[**]								
Plus: Net Debt		[**]								
Total Enterprise Value	$	[**]								

(1) Assumes 3-month LIBOR as of June 2022 of 1.60%.
(2) The $[**] [**] face value $[**] per share, a total of ~[**] million shares [**].
(3) Represents [**] voluntary debt paydown. At current leverage levels, [**].